Exhibit 99.1

         Clayton Williams Energy Announces 2006 Second Quarter Results


     MIDLAND, Texas--(BUSINESS WIRE)--August 3, 2006--Clayton Williams Energy Inc. (NASDAQ:CWEI) reported net income for the second quarter of 2006 of $18 million, or $1.59 per share, as compared to net income of $10 million, or $.90 per share, for the second quarter of 2005. Cash flow from operations for the second quarter of 2006 was $39.5 million, as compared to $39.3 million during the same period in 2005.
    For the six months ended June 30, 2006, the Company reported net income of $21.3 million, or $1.89 per share, as compared to net income of $1 million, or $.09 per share, for the same period in 2005. Cash flow from operations for the six-month period in 2006 was $77 million, as compared to $69.3 million during the same period in 2005.
    Oil and gas sales for the second quarter of 2006 totaled $66.4 million compared to $63.3 million for the same quarter in 2005. Of the $3.1 million increase in oil and gas sales, higher oil and gas prices accounted for an increase of $10.1 million, which was largely offset by a $7 million decrease related to lower oil and gas production volumes. Oil production for the second quarter of 2006 decreased 10% to 555,000 barrels, or 6,099 barrels per day, from 615,000 barrels, or 6,758 barrels per day in the 2005 quarter. Gas production decreased 12% to 4 Bcf, or 44,132 Mcf per day, from 4.5 Bcf, or 49,967 Mcf per day in the 2005 quarter. Average realized oil prices in the second quarter of 2006 increased 33% from $50.35 to $66.78 per barrel, while gas prices increased 2% from $6.62 to $6.78 per Mcf. Average realized prices for 2006 and 2005 exclude the effects of any gains or losses realized on commodity hedging transactions since those derivatives were not designated as cash flow hedges and have been reported in the Company's statements of operations as gain/loss on derivatives under applicable accounting standards.
    Production costs for the second quarter of 2006 increased 15% to $15.9 million from $13.9 million in the 2005 quarter. On an Mcfe basis, production costs increased 30% from $1.60 per Mcfe for the 2005 quarter to $2.08 per Mcfe for the second quarter of 2006.
    For the second quarter of 2006, the Company reported a $245,000 net gain on derivatives, consisting of a $7.8 million non-cash gain to mark the Company's derivative positions to their fair value on June 30, 2006 which was mostly offset by a $7.5 million charge for cash settlements during the quarter. For the same period in 2005, the Company reported a $9.8 million net loss on derivatives, consisting of a $3.7 million non-cash mark-to-market loss and a $6.1 million charge for cash settlements.
    The Company will host a conference call to discuss these results and other forward-looking items today, August 3rd, at 1:30 p.m. CT (2:30 p.m. ET). The dial-in conference number is: 800-901-5213, passcode 59083952. The replay will be available for one week at 888-286-8010, passcode 12038883.
    To access the conference call via Internet webcast, please go to the Investor Relations section of the Company's website at www.claytonwilliams.com and click on "Live Webcast." Following the live webcast, the call will be archived for a period of 90 days on the Company's website.
    Clayton Williams Energy Inc. is an independent energy company located in Midland, Texas.

    Except for historical information, statements made in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, production variance from expectations, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, exploration risks, uncertainties about estimates of reserves, competition, government regulation, costs and results of drilling new projects, and mechanical and other inherent risks associated with oil and gas production. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.


                     CLAYTON WILLIAMS ENERGY INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)
                   (In thousands, except per share)


                            Three Months Ended     Six Months Ended
                                 June 30,              June 30,
                           --------------------- ---------------------
                              2006       2005       2006       2005
                           ---------- ---------- ---------- ----------
REVENUES
 Oil and gas sales           $66,443    $63,301   $126,624   $124,797
 Natural gas services          2,789      2,550      5,985      5,131
 Drilling rig services           374         --        374         --
 Gain on sales of property
  and equipment                  735        467        752      2,079
                           ---------- ---------- ---------- ----------
  Total revenues              70,341     66,318    133,735    132,007
                           ---------- ---------- ---------- ----------

COSTS AND EXPENSES
 Production                   15,931     13,856     30,896     26,427
 Exploration:
  Abandonments and
   impairments                 3,329      6,430     16,172     17,700
  Seismic and other            2,587      1,665      5,688      2,453
 Natural gas services          2,261      2,374      5,090      4,791
 Drilling rig services           216         --        216         --
 Depreciation, depletion
  and amortization            15,982     12,288     30,692     24,580
 Accretion of abandonment
  obligations                    417        288        796        567
 General and
  administrative               4,252      3,134      8,319      5,652
 Loss on sales of property
  and equipment                   --         --         13         32
                           ---------- ---------- ---------- ----------
  Total costs and expenses    44,975     40,035     97,882     82,202
                           ---------- ---------- ---------- ----------
  Operating income            25,366     26,283     35,853     49,805
                           ---------- ---------- ---------- ----------

OTHER INCOME (EXPENSE)
 Interest expense             (4,961)    (2,566)    (9,300)    (4,932)
 Gain (loss) on
  derivatives                    245     (9,837)    (1,327)   (44,926)
 Other                           450        650      1,068      1,096
                           ---------- ---------- ---------- ----------
  Total other income
   (expense)                  (4,266)   (11,753)    (9,559)   (48,762)
                           ---------- ---------- ---------- ----------

Income before income taxes    21,100     14,530     26,294      1,043

Income tax expense            (3,094)    (4,580)    (4,912)       (85)

Minority interest                (40)        --        (40)        --
                           ---------- ---------- ---------- ----------
NET INCOME                   $17,966     $9,950    $21,342       $958
                           ========== ========== ========== ==========

Net income
 per common share:
 Basic                         $1.66      $0.92      $1.97      $0.09
                           ========== ========== ========== ==========
 Diluted                       $1.59      $0.90      $1.89      $0.09
                           ========== ========== ========== ==========

Weighted average
 common shares
 outstanding:
 Basic                        10,850     10,800     10,845     10,796
                           ========== ========== ========== ==========
 Diluted                      11,286     11,089     11,294     11,068
                           ========== ========== ========== ==========


                     CLAYTON WILLIAMS ENERGY INC.
                      CONSOLIDATED BALANCE SHEETS
                            (In thousands)


             ASSETS
                                               June 30,   December 31,
                                                 2006         2005
                                             ------------ ------------
                                             (Unaudited)
CURRENT ASSETS
 Cash and cash equivalents                       $16,869       $5,935
 Accounts receivable:
  Oil and gas sales, net                          23,648       28,317
  Joint interest and other, net                   10,561        6,972
  Affiliates                                       1,248          254
 Inventory                                        46,069       43,753
 Deferred income taxes                               426          439
 Fair value of derivatives                         3,850          191
 Prepaids and other                                1,987        2,581
                                             ------------ ------------
                                                 104,658       88,442
                                             ------------ ------------
PROPERTY AND EQUIPMENT
 Oil and gas properties,
  successful efforts method                    1,138,718    1,037,862
 Natural gas gathering and processing
  systems                                         18,052       18,034
 Contract drilling equipment                      31,607           --
 Other                                            14,862       12,396
                                             ------------ ------------
                                               1,203,239    1,068,292
 Less accumulated depreciation,
  depletion and amortization                    (624,914)    (594,225)
                                             ------------ ------------
  Property and equipment, net                    578,325      474,067
                                             ------------ ------------

OTHER ASSETS
 Debt issue costs                                  8,260        8,557
 Advances to drilling rig joint venture               --       10,329
 Fair value of derivatives                         5,099          127
 Other                                            15,886        5,813
                                             ------------ ------------
                                                  29,245       24,826
                                             ------------ ------------

                                                $712,228     $587,335
                                             ============ ============

    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable:
  Trade                                          $52,884      $59,861
  Oil and gas sales                               12,334       18,236
  Affiliates                                       1,877        2,857
 Current maturities of long-term debt              3,174           19
 Fair value of derivatives                        35,968       33,670
 Accrued liabilities and other                     9,952        9,611
                                             ------------ ------------
                                                 116,189      124,254
                                             ------------ ------------

NON-CURRENT LIABILITIES
 Long-term debt                                  348,430      235,700
 Deferred income taxes                            41,919       37,042
 Fair value of derivatives                        41,755       49,705
 Other                                            21,976       20,343
                                             ------------ ------------
                                                 454,080      342,790
                                             ------------ ------------

STOCKHOLDERS' EQUITY:
 Preferred stock, par value $.10 per share            --           --
 Common stock, par value $.10 per share            1,085        1,082
 Additional paid-in capital                      107,431      107,108
 Retained earnings                                33,443       12,101
                                             ------------ ------------
                                                 141,959      120,291
                                             ------------ ------------

                                                $712,228     $587,335
                                             ============ ============


                     CLAYTON WILLIAMS ENERGY INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (Unaudited)
                            (In thousands)


                             Three Months Ended     Six Months Ended
                                  June 30,              June 30,
                            --------------------- --------------------
                               2006       2005       2006      2005
                            ---------- ---------- ---------- ---------
CASH FLOWS FROM OPERATING
 ACTIVITIES
 Net income                   $17,966     $9,950    $21,342      $958
 Adjustments to reconcile
  net income to cash
  provided by operating
  activities:
   Depreciation, depletion
    and amortization           15,982     12,288     30,692    24,580
   Exploration costs            3,329      6,430     16,172    17,700
   Accretion of abandonment
    obligations                   417        288        796       567
   Gain on sales
    of property and
    equipment, net               (735)      (467)      (739)   (2,047)
   Deferred income taxes        3,094      4,607      4,912       (44)
   Non-cash employee
    compensation                  546        387      1,151       720
   Unrealized (gain) loss
    on derivatives             (7,778)     3,769    (14,283)   35,221
   Settlements on
    derivatives with
    financing elements          7,587      5,591     15,508     9,796
   Amortization
    of debt issue costs           364         --        735        --
   Minority interest,
    net of tax                     40         --         40        --

 Changes in operating
  working capital:
   Accounts receivable         (3,960)     3,330         86    (1,137)
   Accounts payable              (724)     1,339        143    (8,827)
   Other                        3,384     (8,176)       493    (8,205)
                            ---------- ---------- ---------- ---------
    Net cash provided by
     operating activities      39,512     39,336     77,048    69,282
                            ---------- ---------- ---------- ---------

CASH FLOWS FROM INVESTING
 ACTIVITIES
   Additions to property
    and equipment             (59,241)   (40,187)  (134,857)  (79,001)
   Additions to equipment
    of Larclay JV             (31,607)        --    (31,607)       --
   Proceeds from sales of
    property and equipment        655        457        684     2,151
   Other                        6,585       (140)      (886)     (418)
                            ---------- ---------- ---------- ---------
    Net cash used in
     investing activities     (83,608)   (39,870)  (166,666)  (77,268)
                            ---------- ---------- ---------- ---------

CASH FLOWS FROM FINANCING
 ACTIVITIES
   Proceeds
    from long-term debt        23,700      5,900     79,700    12,100
   Proceeds from long-term
    debt of Larclay JV         36,197         --     36,197        --
   Repayments of other
    long-term debt                 (5)        --        (12)       --
   Proceeds from sale
    of common stock                --         --        175        --
   Settlements on
    derivatives with
    financing elements         (7,587)    (5,591)   (15,508)   (9,796)
                            ---------- ---------- ---------- ---------
    Net cash provided by
     financing activities      52,305        309    100,552     2,304
                            ---------- ---------- ---------- ---------

NET INCREASE (DECREASE)
 IN CASH AND CASH EQUIVALENTS   8,209       (225)    10,934    (5,682)

CASH AND CASH EQUIVALENTS
   Beginning of period          8,660     10,902      5,935    16,359

                            ---------- ---------- ---------- ---------
   End of period              $16,869    $10,677    $16,869   $10,677
                            ========== ========== ========== =========


                     Clayton Williams Energy Inc.
                   Summary Production and Price Data
                              (Unaudited)


                            Three Months Ended     Six Months Ended
                                 June 30,              June 30,
                           --------------------- ---------------------
                              2006       2005       2006       2005
                           ---------- ---------- ---------- ----------
 Average Daily Production:
  Natural Gas (Mcf):
   Permian Basin              15,744     16,063     14,789     16,110
   Louisiana                  15,428     14,604     12,465     14,935
   Austin Chalk (Trend)        2,757      2,103      3,007      2,329
   Cotton Valley Reef
    Complex                    9,723     16,618     10,576     17,312
   Other                         480        579        483        739
                           ---------- ---------- ---------- ----------
     Total                    44,132     49,967     41,320     51,425
                           ========== ========== ========== ==========

  Oil (Bbls):
   Permian Basin               3,274      3,281      3,244      3,305
   Louisiana                     933      1,494      1,011      1,485
   Austin Chalk (Trend)        1,833      1,920      1,827      1,976
   Other                          59         63         51         52
                           ---------- ---------- ---------- ----------
     Total                     6,099      6,758      6,133      6,818
                           ========== ========== ========== ==========

  Natural gas liquids
   (Bbls):
   Permian Basin                 227        220        244        227
   Austin Chalk (Trend)          265        392        262        365
   Other                          57        124         35        143
                           ---------- ---------- ---------- ----------
     Total                       549        736        541        735
                           ========== ========== ========== ==========

 Total Production:
  Natural Gas (MMcf)           4,016      4,547      7,479      9,308
  Oil (MBbls)                    555        615      1,110      1,234
  Natural gas liquids
   (MBbls)                        50         67         98        133
                           ---------- ---------- ---------- ----------
  Gas  Equivalents (MMcfe)     7,646      8,639     14,727     17,510

 Average Realized
  Prices(a):
  Gas ($/Mcf):                 $6.78      $6.62      $6.99      $6.41
                           ========== ========== ========== ==========
  Oil ($/Bbl):                $66.78     $50.35     $63.41     $49.08
                           ========== ========== ========== ==========
  Natural gas liquids
   ($/Bbl)                    $37.56     $31.73     $38.21     $29.63
                           ========== ========== ========== ==========

 Losses on settled
  derivative contracts(a):
  ($ in thousands, except
   per unit)
   Gas:
     Net realized loss         $(887)   $(1,271)   $(3,065)     $(562)
     Per unit produced
      ($/Mcf)                 $(0.22)    $(0.28)    $(0.41)    $(0.06)

   Oil:
     Net realized loss       $(6,700)   $(4,763)  $(12,595)   $(8,983)
     Per unit produced
      ($/Bbl)                $(12.07)    $(7.74)   $(11.35)    $(7.28)


                     CLAYTON WILLIAMS ENERGY INC.
            Notes to tables and supplemental information


(a) Hedging gains (losses) are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2006 or 2005 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2006 and 2005 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/loss instead of as a component of oil and gas sales.

(b) The accompanying consolidated financial statements include the accounts of Larclay JV, a drilling rig joint venture formed with Lariat Services, Inc. ("Lariat") in April 2006 to own and operate twelve new drilling rigs. Although the Company and Lariat own equal interests in Larclay JV, the Company meets the definition of the primary beneficiary of Larclay JV's expected cash flows under Financial Interpretation No. 46R, "Consolidation of Variable Interest Entities -- an interpretation of ARB No. 51 (as amended)" ("FIN 46R"). Accordingly, the Company is required to include the accounts of Larclay JV in the Company's consolidated financial statements. Lariat's net equity in the assets, liabilities and operations of Larclay JV are reflected as minority interest accounts in the Company's consolidated financial statements. The Company's share of all intercompany accounts with Larclay JV have been eliminated.

(c) In May 2006, the State of Texas adopted House Bill 3, which modified the state's franchise tax structure, replacing the previous tax based on capital or earned surplus with a margin tax (the "Texas Margin Tax") effective with franchise tax reports filed on or after January 1, 2008. The Texas Margin Tax is computed by applying the applicable tax rate (1% for the Company's business sector) to the profit margin, which is generally determined by total revenue less either cost of goods sold or compensation, as applicable. Although House Bill 3 states that the Texas Margin Tax is not an income tax, the Company believes that Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS 109") applies to the Texas Margin Tax. Accordingly, the Company has computed its consolidated deferred tax liability based on its current interpretation of the Texas Margin Tax, resulting in a reduction of deferred tax expense during the quarter ended June 30, 2006 of $4.1 million.

    The Company's effective federal and state income tax rate for the six months ended June 30, 2006 of 18.6% differed from the statutory federal rate of 35% due to reductions in the tax provision related to the adoption of the Texas Margin Tax and statutory depletion, offset in part by certain non-deductible expenses.



    CONTACT: Clayton Williams Energy Inc., Midland
             Patti Hollums, 432-688-3419
             or
             Mel G. Riggs, 432-688-3431
             cwei@claytonwilliams.com
             www.claytonwilliams.com